                                                                     EX-99.h.4.a

                                 ABERDEEN FUNDS
                          ADMINISTRATIVE SERVICES PLAN

                                    Exhibit A

                          Effective December 11, 2008*

Aberdeen Select Equity Fund                                A, R, Institutional Service
Aberdeen Select Mid Cap Growth Fund                        A, D, R, Institutional Service
Aberdeen Select Small Cap Fund                             A, R, Institutional Service
Aberdeen Select Growth Fund                                A, R, Institutional Service
Aberdeen Select Worldwide Fund                             A, R, Institutional Service
Aberdeen China Opportunities Fund                          A, R, Institutional Service
Aberdeen Developing Markets Fund                           A, R, Institutional Service
Aberdeen International Equity Fund                         A, R, Institutional Service
Aberdeen Hedged Core Equity Fund                           A, R, Institutional Service
Aberdeen Market Neutral Fund                               A, R, Institutional Service
Aberdeen Equity Long-Short Fund                            A, R, Institutional Service
Aberdeen Global Financial Services Fund                    A, R, Institutional Service
Aberdeen Health Sciences Fund                              A, R, Institutional Service
Aberdeen Natural Resources Fund                            A, R, Institutional Service
Aberdeen Technology and Communications Fund                A, R, Institutional Service
Aberdeen Global Utilities Fund                             A, R, Institutional Service
Aberdeen Optimal Allocations Fund: Growth                  A, R, Institutional Service
Aberdeen Optimal Allocations Fund: Moderate Growth         A, R, Institutional Service
Aberdeen Optimal Allocations Fund: Moderate                A, R, Institutional Service
Aberdeen Optimal Allocations Fund: Defensive               A, R, Institutional Service
Aberdeen Optimal Allocations Fund: Specialty               A, R, Institutional Service
Aberdeen Small Cap Fund                                    A, R, Institutional Service
Aberdeen Small Cap Opportunities Fund                      A, R, Institutional Service
Aberdeen Small Cap Growth Fund                             A, R, Institutional Service
Aberdeen Small Cap Value Fund                              A, R, Institutional Service
Aberdeen Tax-Free Income Fund                              A, D
Aberdeen Core Fixed Income Fund                            A, R, Institutional Service
Aberdeen Core Plus Income Fund                             A, R, Institutional Service

* As most recently approved at the June 11, 2008 Board Meeting.

The Funds shall pay amounts not  exceeding on an annual  basis a maximum  amount of:

(a)  25 basis  points  (0.25%)  of the  average  daily net assets of the Class A
     Shares of the Funds;

(b)  25 basis  points  (0.25%)  of the  average  daily net assets of the Class D
     Shares of the Funds;

(c)  25 basis  points  (0.25%)  of the  average  daily net assets of the Class R
     Shares of the Funds; and

(d)  25  basis  points   (0.25%)  of  the  average   daily  net  assets  of  the
     Institutional Service Class Shares of the Funds.